UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 2, 2021 (May 27, 2021)

SHIFT TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38839	82-5325852
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2525 16th Street, Suite 310, San Francisco, CA	94103
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (855) 575-6739

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	SFT	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) if the Exchange Act.  ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On May 27, 2021, Jason Curtis, age 46, accepted an offer to join Shift Technologies, Inc. (the “Company”) as the Company’s Chief Accounting Officer. Mr. Curtis joined the Company on June 1, 2021.

Mr. Curtis previously served as Chief Financial Officer of Boscov’s Department Store, LLC from May 2020 to January 2021. Prior to that, he served in various financial positions with Stage Stores from May 2011 to May 2020, including as its Executive Vice President and Chief Financial Officer. Mr. Curtis also previously served in various financial positions with Belk, Inc. and The May Department Stores Company. Mr. Curtis holds a Bachelor of Science from the University of Pittsburgh.

There are no family relationships between Mr. Curtis and any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer of the Company. Mr. Curtis is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Curtis shall initially receive an annual base salary of $280,000. Mr. Curtis will be eligible to participate in annual bonus programs established by the Company with a target annual bonus amount of up to fifty percent (50%) of Mr. Curtis’s base salary in each calendar year.

Mr. Curtis will be granted an equity grant of 100,000 restricted stock units (“RSUs”). The RSUs will vest in equal 25% increments with the first vesting event effective the first quarterly vest date following Mr. Curtis’s first year anniversary and quarterly thereafter as long as Mr. Curtis is employed by the Company on each such vesting date.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHIFT TECHNOLOGIES, INC.

Dated: June 2, 2021	/s/ George Arison
	Name:	George Arison
	Title:	Co-Chief Executive Officer and Chairman